Registration No. 333-__________

As filed with the Securities and Exchange Commission on January 30, 2023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S‑8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CarParts.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	68-0623433
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2050 W. 190th Street, Suite 400
Torrance, CA 90504
(Address, including zip code,
of registrant's principal executive offices)

CarParts.com, Inc. 2016 Equity Incentive Plan
(Full title of the plan)

Alfredo Gomez
General Counsel
CarParts.com, Inc.
2050 W. 190th Street, Suite 400
Torrance, California 90504
(424) 702-1455
(Name, address and telephone number,
 including area code, of agent for service of process)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Smaller reporting company	☐
Accelerated filer	☒	Emerging growth company	☐
Non-accelerated filer	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by CarParts.com, Inc. (the “Company”) for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plan is effective.  This Registration Statement on Form S-8 registers the offer and sale of an additional 1,500,000 shares of Common Stock for issuance under the Plan.  The Registrant previously registered shares of Common Stock for issuance under the Plan on June 27, 2016 (Commission File No. 333-212256), March 14, 2017 (Commission File No. 333-216671), August 9, 2018 (Commission File No. 333-226736), July 22, 2020 (Commission File No. 333-239993), March 18, 2021 (Commission File No. 333-254457) and January 20, 2022 (Commission File No. 333-262247) (collectively, the “Prior Registration Statements”). This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is filed in accordance with General Instruction E to Form S-8. Accordingly, pursuant to General Instruction E, the Company hereby incorporates by reference herein the contents of the Prior Registration Statements and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents of CarParts.com, Inc. (the "Company") filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

(a)	the Company's Annual Report on Form 10‑K for the fiscal year ended January 1, 2022;

(b)	the Company’s definitive proxy statement on Schedule 14A filed on April 20, 2022;

(c)	the Company's Quarterly Reports on Form 10-Q for the quarter ended April 2, 2022, July 2, 2022, and October 1, 2022;

(d)
the Company's Current Report on Form 8-K filed with the SEC on January 12, 2022 (with respect to Item 5.02 only), March 15, 2022 (with respect to Item 5.02 only), March 23, 2022 (with respect to item 1.02 only), April 18, 2022 (other than with respect to Item 7.01), May 27, 2022, June 21, 2022 (other than with respect to Item 7.01 and Exhibit 99.1), , and December 5, 2022 (other than with respect to Item 7.01 and Exhibit 99.2).

(e)
the description of the Company's Common Stock, par value $0.001 per share, as contained in the Registration Statement on Form 8‑A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as updated by the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended January 1, 2022, including any amendment or report filed under the Exchange Act for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5.	Interests of Named Experts and Counsel.

The validity of the issuance of Common Stock registered hereby is passed on for the Company by Alfredo Gomez.  Mr. Gomez is General Counsel of the Company and is compensated by the Company as an employee.  Mr. Gomez owns 537,670 shares of Common Stock, 225,270 restricted stock units that are payable in an equivalent number of shares of Common Stock (with performance-based restricted stock unit awards included at the target level of performance), and Company stock options to acquire up to an additional 233,216 shares of Common Stock.  Mr. Gomez is eligible to receive stock awards by the Company under the Plan.

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit

4.1
Second Amended and Restated Certificate of Incorporation of CarParts.com, Inc. as filed with the Delaware Secretary of State on February 14, 2007 (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10 K filed with the Securities and Exchange Commission on April 2, 2007).

4.2
Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of CarParts.com, Inc., dated as of July 27, 2020 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2020).

4.3
Amended and Restated Bylaws of CarParts.com, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10 K filed with the Securities and Exchange Commission on April 2, 2007).

4.4
Amendment to Amended and Restated Bylaws of CarParts.com, Inc. (incorporated by reference to Exhibit 3.4 to the Registrant’s Annual Report on Form 10 K file with the Securities and Exchange Commission on March 11, 2016).

4.5
Amendment No. 2 to the Amended and Restated Bylaws of CarParts.com, Inc., dated as of July 23, 2020 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2020).

4.6
Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 2, 2006).

5.1	Opinion of Counsel (opinion re legality).

23.1	Consent of RSM US LLP (consent of independent registered public accounting firm)..

23.2	Consent of Counsel (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included in this Registration Statement under “Signatures”).

99.1	CarParts.com, Inc. 2016 Equity Incentive Plan. (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 2, 2016).

99.2
Form of Employee Option Agreement under the CarParts.com, Inc. 2016 Equity Incentive Plan (Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2016).

99.3
Form of Director Option Agreement under the CarParts.com, Inc. 2016 Equity Incentive Plan (Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2016).

99.4
Form of Restricted Stock Unit Agreement under the CarParts.com, Inc. 2016 Equity Incentive Plan (Incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2016).

99.5
Form of Performance Restricted Stock Unit Award Agreement under the CarParts.com, Inc. 2016 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2017).

99.6
Form of Performance Cash Bonus Award Agreement under the CarParts.com, Inc. 2016 Equity Incentive Plan (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2017).

99.7
Form of Director and Section 16 Officer Restricted Stock Unit Agreement under the CarParts.com, Inc. 2016 Equity Incentive Plan (Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2017).

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on January 30, 2023.

CARPARTS.COM, INC.

By:	/s/ David Meniane
Name: David Meniane
Title: Chief Executive Officer